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AIM INTERNATIONAL ALLOCATION FUND                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          17

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
72DD.        1  Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                $  3,356
             2  Dividends for a second class of open-end company shares (000's Omitted)
                Class B                $    221
                Class C                $    481
                Class R                $     88
                Class Y                $    105
                Institutional Class    $      2


73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
             1  Dividends from net investment income
                Class A                  0.2116
             2  Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                  0.1044
                Class C                  0.1044
                Class R                  0.1766
                Class Y                  0.2459
                Institutional Class      0.2513

74U.         1  Number of shares outstanding (000's Omitted)
                Class A                  16,199
             2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                Class B                   2,122
                Class C                   4,657
                Class R                     505
                Class Y                     439
                Institutional Class           7

74V.         1  Net asset value per share (to nearest cent)
                Class A                $   9.20
             2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                Class B                $   9.09
                Class C                $   9.09
                Class R                $   9.16
                Class Y                $   9.20
                Institutional Class    $   9.23

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